UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2008

IRWIN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

INDIANA (State or Other Jurisdiction of Incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)
500 Washington Street
Columbus, Indiana 47201
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (812) 376-1909
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
Rights Offer and Standby Purchase Agreements
          Irwin Financial Corporation (the “Corporation”) announced by press release that it filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 to register $50 million of the Corporation’s common shares that it intends to offer to existing shareholders pursuant to a rights offer. In the rights offer, shareholders will receive transferable subscription rights that entitle the holders to purchase a certain amount of the Corporation’s common shares at a discount to the current market price. The rights offer is subject to approval by the Corporation’s shareholders of an amendment to the Corporation’s Restated Articles of Incorporation to increase the authorized common shares from 40,000,000 to 200,000,000. A special meeting of the Corporation’s shareholders has been scheduled for November 3, 2008 for the purpose of approving this amendment.
          The Corporation is in the middle of a strategic restructuring to refocus on serving small businesses and the communities in which it operates. Raising capital is an important part of the Corporation’s restructuring plan, which the Corporation believes will position it to return to profitability. The Corporation has chosen to enhance its capital through a rights offer in order to give existing shareholders the opportunity to limit ownership dilution.
          In connection with the rights offer, the Corporation entered into agreements with five accredited investors to provide standby commitments to purchase up to $31 million of the Corporation’s common shares through the exercise of subscription rights and/or a standby commitment to purchase common shares that were not purchased by holders of subscription rights. On October 13, 2008, Cummins Inc. agreed to provide a standby commitment of $25 million, subject to a maximum ownership condition of 19.9% of the then outstanding common shares. The remainder of the standby commitment will be provided by William I. Miller, the Corporation’s Chairman and Chief Executive Officer, Mr. Miller’s sisters, Catherine G. Miller and Elizabeth G. Miller, and Henry B. Schacht, a former Chairman and Chief Executive Officer of Cummins and of Lucent Technologies, Inc.
          The standby purchases are subject to a number of conditions, including conditions relating to satisfactory approvals from our banking regulators and a determination by the regulators that the Corporation’s capital plan is acceptable. If any of these or other conditions in these agreements are not satisfied, the standby purchasers will not be required to purchase any shares.
          The Standby Purchase Agreement entered into between the Corporation and Cummins Inc. is attached as Exhibit 10.1.
Written Agreements
          The rights offer is consistent with, and will help the Corporation achieve, the objectives described in written agreements that the Corporation and its bank and thrift subsidiaries entered into with their banking regulators on October 10, 2008. The Corporation and its state-chartered subsidiary bank, Irwin Union Bank and Trust Company (the “bank”), entered into a written agreement with the Federal Reserve Bank of Chicago and the Indiana

Department of Financial Institutions. On the same day, the Corporation’s federal savings bank subsidiary, Irwin Union Bank, F.S.B. (the “savings bank”), entered into a supervisory agreement with the Office of Thrift Supervision.
          The written agreement with the Corporation and the bank (which holds approximately $4.4 billion or 87% of the Corporation’s total assets), covers items previously submitted to the regulators as part of the Corporation’s previously-announced strategic restructuring effort. The agreement encompasses a review and, where appropriate, revisions to (i) plans for board oversight of management and operations, (ii) an assessment of the bank’s management, (iii) liquidity, funds management, and contingent liquidity plans, (iv) the capital plan, and (v) the allowance for loan and lease losses methodology consistent with relevant supervisory guidance. In addition, the Corporation and bank will comply with any future regulatory examination reports that require asset charge offs, and submit a three year strategic plan and a 2009 operating plan and budget. The written agreement restricts dividend payments and distributions related to the Corporation’s capital stock, subordinated debentures and trust preferred securities, which is consistent with a resolution adopted by the Corporation’s Board of Directors on February 28, 2008. Further, the Corporation is not permitted to add debt or redeem its capital stock without prior Federal Reserve approval.
          The Corporation believes that it has already met the majority of the obligations under this written agreement and will be able to comply with each of its other requirements, and that doing so does not impose any material changes on the bank’s business in light of the steps it has been taking in connection with the Corporation’s strategic restructuring. The failure to comply with the terms of the written agreements could result in significant enforcement actions of increasing severity, up to and including a regulatory takeover of the bank.
          The savings bank holds approximately 13% of our total assets. The savings bank (but not the Corporation or the bank) is subject to a written agreement with the Office of Thrift Supervision (the “OTS”) that also covers items previously submitted to the OTS, as part of the Corporation’s previously-announced strategic restructuring effort including (i) a revised business plan with capital preservation and enhancement strategies, limits on high-risk lending, strategies to improve earnings, and strategies to test and adjust earning forecasts and (ii) limits on construction and land loans. In addition, the savings bank will (i) hire designated executive officers and expand its board of directors so that it operates independently from the bank, (ii) limit asset growth, (iii) comply with regulatory limits on compensation and benefits, and (iv) limit third party contracts, brokered deposits, and affiliate transactions.
          The written agreement with the OTS also requires the savings bank to maintain a Tier 1 capital ratio of at least 9% and a Total Risk-Based Capital Ratio of at least 11%. Under applicable regulations, because the written agreement requires the savings bank to maintain a specific capital level, it is classified as “adequately capitalized,” which is a lower category than “well-capitalized,” even though the savings bank holds a higher level of capital than the statutory definition of “well-capitalized” and currently exceeds the capital requirements set forth in the written agreement.

          The Corporation believes that it has already met the majority of the obligations under this written agreement and will be able to comply with each of its other requirements, and that doing so does not impose any material changes on the savings bank’s business in light of the steps the savings bank has been taking in connection with the Corporation’s strategic restructuring. The failure to comply with the terms of the written agreement could result in significant actions of increasing severity by the OTS, up to and including a regulatory takeover of the savings bank.
          The written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions is attached as Exhibit 10.2 and the written agreement with the OTS is attached as Exhibit 10.3.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On October 10, 2008, the Compensation Committee of the Board of Directors approved a short-term retention plan for executive officers Gregory F. Ehlinger, Bradley J. Kime, and Matthew F. Souza. The plan does not include William I. Miller, the Chairman and Chief Executive Officer. The plan provides an incentive for these officers to accomplish the Corporation’s restructuring plan, including the capital raising goals and sale of home equity assets, and to remain with the Corporation through its restructuring to refocus on serving small businesses and communities in which it operates. The plan provides that for the next four months, each officer will receive a payment at the end of each month equal to that officer’s base salary for the month. An officer would be entitled to receive a monthly payment only if he is employed by the Corporation on the payment date. If an officer’s employment is terminated by the Corporation prior to a payment date, he would be entitled to receive a pro-rata portion of the payment consistent with the number of days worked in that month. An officer who resigns or is terminated for cause would receive no payment. The aggregate monthly incentive payments assuming all of the above officers remain with the Corporation for the next four months would total $291,664, consisting of $105,332 to Mr. Ehlinger, $101,332 to Mr. Kime, and $85,000 to Mr. Souza. No other retention or severance plan is in place for any of the three officers.
Item 7.01. Regulation FD Disclosure.
          On October 8, 2008, the Corporation issued a press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
     A registration statement relating to the rights offer has been filed with the SEC but has not yet become effective. The common shares in the rights offer may not be sold nor may offers to buy be accepted prior to the time the registration statement has become effective.
     This Report on Form 8-K contains forward-looking statements about our expected return to profitability and expected compliance with the regulators’ agreements described in Item 1.01 above. Actual future results may differ materially from our forward-looking statements and we qualify all forward-looking statements by various risks and uncertainties we face, as well as the assumptions underlying the statements, including but not limited to, the following cautionary factors: difficulty in meeting our capital-raising goals or in restructuring our capital as described in Item 1.01 above; difficulty in exiting the home equity line of business; persistence or worsening of current economic conditions affecting real estate, small businesses and financial service providers; unanticipated lawsuits or outcomes in litigation; legislative or regulatory changes, including changes that affect tax, consumer or commercial lending; changes in the interpretation and application of regulatory capital or other rules; changes in accounting policies or principles or their application to our business or final audit adjustments; or governmental changes in monetary or fiscal policies. We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports we file with the SEC.
Item 9.01. Financial Statements and Exhibits.
     d.) Exhibits

Exhibit No.	Description

10.1	Standby Purchase Agreement, dated as of October 13, 2008, by and between Irwin Financial Corporation and Cummins Inc.

10.2	Written Agreement by and among Irwin Financial Corporation, Irwin Union Bank and Trust Company, the Federal Reserve Bank of Chicago, and the Indiana Department of Financial Institutions, dated October 10, 2008.

10.3	Supervisory Agreement by and between Irwin Union Bank, F.S.B. and the Office of Thrift Supervision, dated October 10, 2008.

99.1	Press Release of Irwin Financial Corporation dated October 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)
Date: October 14, 2008	By:	/s/ Gregory F. Ehlinger
GREGORY F. EHLINGER
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Standby Purchase Agreement, dated as of October 13, 2008, by and between Irwin Financial Corporation and Cummins Inc.

10.2	Written Agreement by and among Irwin Financial Corporation, Irwin Union Bank and Trust Company, the Federal Reserve Bank of Chicago, and the Indiana Department of Financial Institutions, dated October 10, 2008.

10.3	Supervisory Agreement by and between Irwin Union Bank, F.S.B. and the Office of Thrift Supervision, dated October 10, 2008.

99.1	Press Release of Irwin Financial Corporation dated October 14, 2008.